UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2021	(	May 26, 2021)

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware			1-1513		25-0996816
_____________________________________________ (State or other jurisdiction			_______________________________ (Commission		__________________________________ (I.R.S. Employer
of incorporation)			File Number)		Identification No.)

5555 San Felipe Street,	Houston,	Texas			77056-2723
____________________________________________________________ (Address of principal executive offices)					___________________________________________ (Zip Code)

Registrant’s telephone number, including area code:			(713)	629-6600

Not Applicable
________________________________________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	MRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
Marathon Oil Corporation's Annual Meeting of Stockholders was held on May 26, 2021. In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934. Following are the voting results on the matters voted upon at the meeting, all of which are described more fully in our 2021 Proxy Statement.
1. Each of our directors was elected for a term expiring in 2022.

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Chadwick C. Deaton	504,271,987	13,651,846	906,247	116,673,548
Marcela E. Donadio	507,709,709	9,574,317	1,546,054	116,673,548
Jason B. Few	508,860,469	9,052,174	917,437	116,673,548
M. Elise Hyland	468,345,953	49,647,052	837,075	116,673,548
Holli C. Ladhani	514,277,631	3,699,189	853,260	116,673,548
Brent J. Smolik	514,351,066	3,577,504	901,510	116,673,548
Lee M. Tillman	508,169,798	9,176,648	1,483,634	116,673,548
J. Kent Wells	508,707,881	9,211,304	910,895	116,673,548
2. PricewaterhouseCoopers LLP was ratified as our independent registered public accounting firm for 2021.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
616,847,852	17,247,506	1,408,270
3. The compensation of our named executive officers was approved, on an advisory basis.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
476,541,504	40,464,311	1,824,265	116,673,548

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

May 26, 2021	By:	/s/ Gary E. Wilson

Name: Gary E. Wilson
Title: Vice President, Controller and Chief Accounting Officer